Exhibit 99.1

KEYSIGHT TECHNOLOGIES, INC.
COMMUNICATIONS SOLUTIONS GROUP (CSG)
RESTATED FOR IXIA SOLUTIONS GROUP (ISG) REALIGNMENT
(in millions, except where noted)
(Unaudited)

	FY 2019
	Q1	Q2	Q3	Q4	Total
Net revenue	$752	$794	$793	$838	$3,177
Gross margin %	62.8%	64.6%	64.1%	64.3%	64.0%
Research and development	128	125	125	133	511
Selling, general and administrative	197	199	195	199	790
Other operating expense (income), net	(2)	(3)	(2)	(4)	(11)
Income from operations	150	190	192	211	743
Operating margin %	19.9%	24.0%	24.1%	25.2%	23.4%
Segment assets	$3,466	$3,529	$3,589	$3,671	$3,671

	FY 2018
	Q1	Q2	Q3	Q4	Total
Net revenue	$627	$717	$723	$776	$2,843
Gross margin %	60.9%	60.4%	61.0%	61.6%	61.0%
Research and development	109	120	116	119	464
Selling, general and administrative	194	194	199	202	789
Other operating expense (income), net	(2)	(3)	(2)	(2)	(9)
Income from operations	81	122	129	158	490
Operating margin %	12.9%	17.0%	17.8%	20.4%	17.2%
Segment assets	$3,996	$4,073	$4,095	$3,442	$3,442

	FY 2017
	Q1	Q2	Q3	Q4	Total
Net revenue	$510	$514	$624	$672	$2,320
Gross margin %	57.2%	58.1%	61.7%	62.5%	60.1%
Research and development	78	79	99	105	361
Selling, general and administrative	137	143	185	189	654
Other operating expense (income), net	(2)	(3)	(2)	(2)	(9)
Income from operations	79	79	104	127	389
Operating margin %	15.6%	15.4%	16.6%	18.9%	16.8%
Segment assets	$1,859	$3,840	$3,964	$4,039	$4,039

Segment data reflect the results of our reportable segments under Keysight's management reporting system which are not necessarily in conformity with GAAP financial measures. Net revenue for Communications Solutions Group excludes the impact of fair value adjustments to acquisition-related deferred revenue balances for the Ixia and Anite acquisitions, please refer page 4 for details. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of acquisition-related balances, share based compensation, restructuring and related costs, acquisition and integration costs, Northern California wildfire-related costs and Goodwill impairment.

The sum of the quarters may not tie to total due to rounding.

KEYSIGHT TECHNOLOGIES, INC.
ELECTRONIC INDUSTRIAL SOLUTIONS GROUP (EISG)
(in millions, except where noted)
(Unaudited)

	FY 2019
	Q1	Q2	Q3	Q4	Total
Net revenue	$257	$299	$295	$284	$1,135
Gross margin %	58.9%	61.3%	61.5%	62.4%	61.1%
Research and development	39	42	39	39	159
Selling, general and administrative	59	64	61	60	244
Other operating expense (income), net	(1)	(1)	(1)	(1)	(4)
Income from operations	54	78	83	79	294
Operating margin %	20.9%	26.1%	28.1%	27.9%	25.9%
Segment assets	$875	$912	$939	$928	$928

	FY 2018
	Q1	Q2	Q3	Q4	Total
Net revenue	$229	$282	$285	$275	$1,071
Gross margin %	56.6%	59.0%	60.9%	58.7%	58.9%
Research and development	34	37	37	37	145
Selling, general and administrative	58	63	63	61	245
Other operating expense (income), net	(1)	(1)	(1)	(1)	(4)
Income from operations	38	68	75	64	245
Operating margin %	16.9%	23.9%	26.5%	23.3%	22.9%
Segment assets	$846	$888	$905	$888	$888

	FY 2017
	Q1	Q2	Q3	Q4	Total
Net revenue	$216	$244	$239	$230	$929
Gross margin %	57.6%	60.0%	58.7%	59.6%	59.0%
Research and development	28	32	30	33	123
Selling, general and administrative	53	55	55	56	219
Other operating expense (income), net	(1)	(1)	(1)	(1)	(4)
Income from operations	44	61	56	48	209
Operating margin %	20.4%	24.8%	23.4%	21.0%	22.5%
Segment assets	$805	$827	$837	$866	$866

Segment data reflect the results of our reportable segments under Keysight's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of acquisition-related balances, share based compensation, restructuring and related costs, acquisition and integration costs, Northern California wildfire-related costs and Goodwill impairment.

The sum of the quarters may not tie to total due to rounding.

KEYSIGHT TECHNOLOGIES, INC.
REVENUE BY SEGMENT & SUBMARKET
RESTATED FOR IXIA SOLUTIONS GROUP (ISG) REALIGNMENT
(in millions, except where noted)
(Unaudited)

	FY 2017					FY 2018					FY 2019
Revenue	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Aerospace, Defense & Government	$216	$205	$204	$223	$848	$216	$254	$246	$256	$972	$223	$245	$243	$263	$974
Commercial Communications	294	309	420	449	1,472	411	463	477	520	1,871	529	549	550	575	2,203
Communications Solutions Group	510	514	624	672	2,320	627	717	723	776	2,843	752	794	793	838	3,177
Electronic Industrial Solutions Group	216	244	239	230	929	229	282	285	275	1,071	257	299	295	284	1,135
TOTAL(1)	$726	$758	$863	$902	$3,249	$856	$999	$1,008	$1,051	$3,914	$1,009	$1,093	$1,088	$1,122	$4,312

	FY 2018					FY 2019
Year-over-Year %	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Aerospace, Defense & Government	—%	24%	20%	15%	15%	3%	(4)%	(1)%	3%	—%
Commercial Communications	40%	50%	14%	16%	27%	29%	19%	15%	11%	18%
Communications Solutions Group	23%	39%	16%	15%	23%	20%	11%	10%	8%	12%
Electronic Industrial Solutions Group	6%	15%	20%	20%	15%	13%	6%	3%	3%	6%
TOTAL(2)	18%	32%	17%	16%	20%	18%	9%	8%	7%	10%

(1)Non-GAAP revenue. Reconciliation to GAAP equivalent provided.
(2)Historical segment revenue growth not adjusted for currency, acquisitions or divestitures.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP REVENUE BY END MARKETS
RESTATED FOR IXIA SOLUTIONS GROUP (ISG) REALIGNMENT
(in millions)
(Unaudited)

	FY 2017					FY 2018					FY 2019
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Aerospace, Defense & Government	$216	$205	$204	$223	$848	$216	$254	$246	$256	$972	$223	$245	$243	$263	$974
Commercial Communications	294	304	389	425	1,412	392	454	473	516	1,835	526	546	549	573	2,194
Electronic Industrial	216	244	239	230	929	229	282	285	275	1,071	257	299	295	284	1,135
Total GAAP Revenue	726	753	832	878	3,189	837	990	1,004	1,047	3,878	1,006	1,090	1,087	1,120	4,303

Commercial Communications	—	5	31	24	60	19	9	4	4	36	3	3	1	2	9
Amortization of acquisition-related balances	—	5	31	24	60	19	9	4	4	36	3	3	1	2	9

Aerospace, Defense & Government	216	205	204	223	848	216	254	246	256	972	223	245	243	263	974
Commercial Communications	294	309	420	449	1,472	411	463	477	520	1,871	529	549	550	575	2,203
Electronic Industrial	216	244	239	230	929	229	282	285	275	1,071	257	299	295	284	1,135
Total Non-GAAP Revenue	$726	$758	$863	$902	$3,249	$856	$999	$1,008	$1,051	$3,914	$1,009	$1,093	$1,088	$1,122	$4,312

Non-GAAP revenue excludes the fair value adjustments to Anite and Ixia acquisition-related deferred revenue balances.

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